QUESTIONS AND ANSWERS
                         RELATING TO THE OFFER (THE "OFFER")
                         BY TEXAS UTILITIES ELECTRIC COMPANY
                         ("COMPANY") TO EXCHANGE EITHER 8.25%
                       TRUST ORIGINATED PREFERRED SECURITIES SM
                      ("TOPRS SM") OF TU ELECTRIC CAPITAL I (THE
                     "TRUST") AND $2.50 IN CASH, OR CASH ONLY IN
                     THE AMOUNT OF $27.50, FOR ANY AND ALL OF ITS
                     OUTSTANDING $1.875 DEPOSITARY SHARES, SERIES
                       A, EACH REPRESENTING 1/4 SHARE OF $7.50
                              CUMULATIVE PREFERRED STOCK

                This information should be read only in conjunction with, and is subject in all material respects to the Prospectus dated November 7, 1995 (the "Prospectus") and the Letter of Transmittal (the "Letter of Transmittal") and related documents delivered herewith which together constitute the Offer Materials. Please refer to the Prospectus for the definitions of the capitalized terms used herein which are not otherwise defined.

               See RISK FACTORS in the Prospectus for certain additional information relevant to the Offer and an investment in the TOPrS, including the period and circumstances during and under which payment of distributions on the TOPrS may be deferred and certain related federal income tax consequences. Holders of Depositary Shares should carefully consider the risk factors set forth in the Prospectus.

          Q:   WHAT ARE THE TERMS OF THE OFFER?
          A:   The Company will exchange each of the outstanding $1.875
               Depositary   Shares  ("Depositary  Shares")  issued  by  the
               Company for the following consideration: At the Holder's option, either 8.25% TOPrS with a liquidation preference of $25.00 plus a cash component of $2.50 OR cash only in the amount of $27.50.

          Q:   WHAT ARE TOPRS?
          A:   TOPrS represent preferred interests in TU Electric Capital's assets, which consist solely of 8.25% Junior Subordinated Debentures due September 30, 2030 issued by the Company. TOPrS pay quarterly distributions corresponding to the interest rate and the payment dates for the Junior
               Subordinated Debentures. See DESCRIPTION OF THE PREFERRED SECURITIES in the Prospectus.

          Q:   WHAT IS THE PURPOSE OF THE OFFER?
          A:   The principal purpose of the Offer is to refinance all or a portion of the Depositary Shares and  to achieve certain tax
               efficiencies  for  the  Company.   The  Company  expects  to
               finance cash purchases of  Depositary Shares pursuant to the
               Offer with the proceeds of an offer of securities similar to
               the TOPrS in  a separate transaction.   The refinancing will
               permit the Company to deduct interest payable  on the Junior





               Subordinated Debentures (and any similar debt issued in connection with the aforementioned financing) for United States federal income tax purposes. Dividends payable on the Depositary Shares are not tax deductible to the Company.

          Q:   WILL THE TOPRS BE LISTED ON THE NEW YORK STOCK EXCHANGE?
          A:   The Company  will apply to  list the TOPrS  on the New  York
          Stock
               Exchange.

          Q:   ARE THE TOPRS RATED?
          A:   As of the date of the Prospectus, the TOPrS have been  rated by
               Moody's  and  S&P's  and  have  the  same  ratings   as  the
               Depositary Shares.

          Q:   HOW ARE THE TOPRS GUARANTEED?
          A:   Distributions on the TOPrS and on liquidation or redemption are guaranteed  on a subordinated basis by  the Company only if, and to the extent that, interest payments have been made
               on the  Junior Subordinated Debentures.   See DESCRIPTION OF
               THE GUARANTEE in the Prospectus.

          Q:   ARE THE  REDEMPTION PROVISIONS  OF THE TOPRS  DIFFERENT FROM
          THE
               DEPOSITARY SHARES?
          A:   Yes.  The Depositary Shares are redeemable at the option of the Company on or after August 1, 2001, and the TOPrS are redeemable at the option of the Company on or after November
               1, 2001. In addition, while the Depositary Shares have no maturity date, the TOPrS will be redeemed upon repayment of the Junior Subordinated Debentures at their final maturity in 2030. See DESCRIPTION OF THE PREFERRED SECURITIES in the
               Prospectus.

                                   DIVIDEND MATTERS

          Q:   HOW DOES THE DISTRIBUTION RATE ON THE TOPRS COMPARE TO THE
               DIVIDEND RATE ON THE DEPOSITARY SHARES?
          A:   The distribution rate on the TOPrS is 8.25% per annum, while the dividend rate for the Depositary Shares is 7.50% per annum.

          Q:   WILL DISTRIBUTIONS ON THE TOPRS BE PAID ON THE SAME SCHEDULE

               AS DIVIDENDS ON THE DEPOSITARY SHARES?
          A:   No, there is a different payment schedule.  Distributions on the TOPrS will be paid on March 31, June 30, September 30 and December 31, while dividends are paid on the Depositary Shares on January 1, April 1, July 1 and October 1.

          Q:   THE NEXT SCHEDULED DIVIDEND PAYMENT DATE ON THE DEPOSITARY





               SHARES IS JANUARY 1, 1996 (SUBJECT TO DECLARATION BY THE BOARD OF DIRECTORS). WILL THAT DIVIDEND BE PAID ON DEPOSITARY SHARES THAT ARE EXCHANGED IN THE OFFER?
          A: Holders of Depositary Shares accepted for exchange will be entitled to receive cash equal to the accrued and unpaid dividends on such shares after October 1, 1995 to the
               Closing Date for the Preferred Securities, in lieu of dividends on their Depositary Shares accepted for exchange. Such amount will be payable on the Closing Date.
               Distributions on the TOPrS will begin to accrue on the Closing Date.

          Q:   EXPLAIN THE 20 QUARTER DIVIDEND DEFERRAL PROVISION OF THE
               TOPRS.
          A: Quarterly interest payments on the Junior Subordinated Debentures may be deferred at any time for one or more periods of up to 20 consecutive quarters each, at the option of the Company. In the case of any such deferral, distributions on the TOPrS will be similarly deferred. See "Distributions" under DESCRIPTION OF THE PREFERRED SECURITIES in the Prospectus.

               Quarterly  dividend payments  on  the Depositary  Shares are payable only if declared by the Company's Board of Directors, and such dividends may be deferred indefinitely subject to the rights of the Holders to elect a majority of the Company's Board of Directors if four full quarterly dividends are in default. To date, the Company has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date.

               Deferred TOPrS distributions continue to accrue and compound quarterly at a rate equal to 8.25% per annum. During a deferral, TU Electric Capital will continue to accrue interest income (as original issue discount) in respect of the Junior Subordinated Debentures which will be taxable to beneficial owners of the TOPrS. As a result, beneficial owners of the TOPrS during such a deferral will include their pro rata share of the interest in gross income in advance of the receipt of cash. Dividends on the Depositary Shares accrue if dividends are suspended, but suspended dividend payments are not compounded.


                                      TAX ISSUES

          Q:   WILL THE EXCHANGE OF TOPRS FOR DEPOSITARY SHARES OR CASH
               CONSTITUTE A TAXABLE EVENT?
          A:   Yes.    The Company  recommends  that each  holder  read the
          section
               entitled   CERTAIN   UNITED   STATES   FEDERAL   INCOME  TAX
               CONSEQUENCES in the Prospectus and consult their own tax advisor.





          Q:   WHAT  IS THE  TAX TREATMENT  OF ANY  CASH RECEIVED  FROM THE
          OFFER?
          A:   If a Holder exchanges Depositary Shares for TOPrS and cash, gain or  loss will be recognized  in an amount equal  to the difference  between the fair market value  of the TOPrS plus the  cash  and the  Holder's  tax  basis  in the  Depositary
               Shares.  If  a Holder exchanges  Depositary Shares for  cash only, gain or  loss will be recognized in an amount equal to the difference  between the  cash received and  the Holder's
               tax  basis  in the  Depositary  Shares.   Except  in limited
               circumstances, any gain recognized will be long-term capital gain or loss if the Depositary Shares have been held for more than one year.

          Q:   WHAT WILL BE THE INITIAL TAX BASIS FOR THE TOPRS?
          A:   The initial tax basis of TOPrS acquired in the Offer will be equal to the fair market value of the TOPrS on the Expiration Date of the Offer.

          Q:   HOW WILL DISTRIBUTIONS ON THE TOPRS BE REPORTED TO THE IRS?
          A:   Distributions on the TOPrS will be reported on Form 1099.

          Q:   CORPORATE HOLDERS CAN CLAIM THE DIVIDENDS-RECEIVED DEDUCTION

               ON DIVIDENDS ON THE DEPOSITARY SHARES. ARE DISTRIBUTIONS ON THE TOPRS ELIGIBLE FOR THAT DEDUCTION FOR CORPORATE HOLDERS?

          A:   No.


                              PROCEDURES FOR EXCHANGING
                                  DEPOSITARY SHARES

          Q:   IF DEPOSITARY SHARES ARE REGISTERED IN MY NAME, HOW DO I
               PARTICIPATE IN THE OFFER?
          A:   You should have  received a  package from D.F.  King &  Co.,
          Inc.
               consisting of this Question and Answer sheet and:

               .    Prospectus dated November 7, 1995
               .    Letter of Transmittal bearing a pre-printed label with
                    your account name and address
               .    Guidelines for Certification of Taxpayer Identification

                    Number on Substitute Form W-9
               .    Notice of Guaranteed Delivery
               .    Return   envelope   addressed   to    Chemical   Mellon
          Shareholder
                    Services, L.L.C.

               If, after reviewing these materials carefully, you decide to participate in the Offer, complete the applicable Letter of Transmittal. The Letter of Transmittal provides the option





               to exchange for either TOPrS and cash, or for cash only. Send the completed and signed Letter of Transmittal with your Depositary Receipts to Chemical Mellon Shareholder Services, L.L.C., as Exchange Agent at any of the addresses shown on the Letter of Transmittal. It is recommended that you use insured or registered mail.


               Holders of record may also contact their broker to exchange their Depositary Shares on their behalf. And if you cannot deliver your certificate(s) to the Exchange Agent before the Expiration Date, then you must arrange for your broker to guarantee delivery of your Depositary Shares.


          Q: IF MY DEPOSITARY SHARES ARE HELD BY A BROKER OR BANK FOR MY ACCOUNT, HOW DO I PARTICIPATE IN THE OFFER?

          A: If your Depositary Shares are held by a broker or bank for your account, you should have received a package from them as holder of record containing, along with this Question and Answer sheet, the following:


               .    Prospectus dated November 7, 1995

               .    Letter of Transmittal (for information only)
               .    Guidelines for Certification of Taxpayer Identification


                    Number on Substitute Form W-9
               .    Notice of Guaranteed Delivery

               .    Cover  letter  or  notice with  instructions  from your
               broker
                    or bank.


               If you decide to participate in the Offer, you must contact your broker or bank to tender your Depositary Shares on your behalf.


          Q:   ONCE I HAVE TENDERED MY DEPOSITARY SHARES, OR INSTRUCTED MY

               BROKER OR BANK TO TENDER  THEM ON MY BEHALF, MAY  I WITHDRAW
               THEM FROM THE OFFER?
          A:   Yes, tenders  of Depositary Shares  may be withdrawn  at any time

               prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after January 5, 1995. See THE EXCHANGE OFFER - "Withdrawal of Tenders" in the Prospectus.





          Q:   WHEN DOES THE OFFER EXPIRE?
          A:   At 12:00 midnight, New York City time, on December 6, 1995,

               unless extended by the Company. The Company may also amend or terminate the Offer as described in the Prospectus.


                                  For additional details,
                               or if you have any questions,

                             please call the Information Agent
                                   D.F. King & Co., Inc.

                                      1-800-697-6974